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                                                                    EXHIBIT 23.1


INDEPENDENT AUDITOR'S CONSENT


We consent to the incorporation by reference in this Registration Statement of U.S.B. Holding Co., Inc. (the "Company") on Form S-8 of our report dated January 28, 1999 incorporated by reference in the Company's 1998 Annual Report on Form 10-K and appearing in the Company's 1998 Annual Report to Shareholders.


DELOITTE & TOUCHE LLP


Deloitte & Touche LLP
Stamford, Connecticut
March 31, 1999